[LOGO OF KPMG]

Peat Marwick LLP
                                                                      Exhibit 11


Peat Marwick Plaza
303 East Wacker Drive
Chicago, Il 60601-9973


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders of
 Horace Mann Mutual Funds:

We consent to the use of our reports included herein and incorporated by reference and to the reference to our Firm as independent auditors under the heading "Other Services--Independent Auditors" in the Statement of Additional Information.

/s/ KPMG Peat Marwick, LLP


Chicago, Illinois

March 18, 1997